Exhibit 4.11

Private & confidential

Dated: 6th September, 2011

THE LENDERS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1
- and –
DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT
as joint Arranger, Agent, Swap Bank and Security Agent
- and -
UNICREDIT BANK AG
(formerly BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT)
as joint Arranger, Swap Bank and Account Bank
- and -
HSH NORDBANK AG
as Swap Bank
- and -
COSTAMARE INC.
as Borrower
- and -
THE CORPORATE GUARANTORS SET OUT IN SCHEDULE 2
as Corporate Guarantors

THIRD SUPPLEMENTAL AGREEMENT

in relation to a Facility Agreement dated 22nd July, 2008
for an amount of up to US$1,000,000,000

Theo V. Sioufas & Co.
Law Offices
Piraeus

THIS AGREEMENT is made this 6th day of September, 2011

B E T W E E N

(1)	THE LENDERS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1, as Lenders;

(2)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, as joint Arranger, Agent, Swap Bank and Security Agent;

(3)	UNICREDIT BANK AG (formerly BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT), as joint Arranger, Swap Bank and Account Bank;

(4)	HSH NORDBANK AG, as Swap Bank;

(5)	COSTAMARE INC., as Borrower; and

(6)

THE CORPORATE GUARANTORS SET OUT IN SCHEDULE 2, as Corporate Guarantors (hereinafter together called the “Corporate Guarantors” and singly a “Corporate Guarantor”, which expression shall include their respective successors in title)

AND IS SUPPLEMENTAL to a term loan and revolving credit facility agreement dated 22nd July, 2008 made by and among (1) COSTAMARE INC., of the Marshall Islands (therein and hereinafter referred to as the “Borrower”) as borrower, (2) DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT (“DSB”), as joint Arranger, Agent, Swap Bank and Security Agent (3) UNICREDIT BANK AG (then named BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT) (“UCB”), as joint Arranger, Swap Bank and Account Bank, and (3) THE LENDERS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1 to the Principal Agreement, as Lenders (therein and hereinafter together called the “Lenders”), as amended by (i) a first supplemental agreement dated 23rd April, 2010 made between the Lenders, as Lenders, DSB, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors and (ii) a second supplemental agreement dated 22nd June, 2010 made between the Lenders, as Lenders, DSB, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors (hereinafter called the “Principal Agreement”), on the terms and conditions of which the Lenders agreed to make available to the Borrower, as borrower (i) a term loan facility in the amount of up to Seven hundred million United States Dollars (US$700,000,000) and (ii) a revolving credit facility in the maximum amount of up to Three hundred million United States Dollars (US$300,000,000) and in the aggregate not exceeding One billion United States Dollars (US$1,000,000,000), for the purposes therein specified.

W H E R E A S:

(A)

Pursuant to Drawdown Notices from the Borrower to the Agent, the Lenders have advanced to the Borrower the aggregate amount of United States Dollars One billion (US$1,000,000,000) (as the Borrower and the Corporate Guarantors hereby jointly and severally acknowledge), out of which the principal amount outstanding as at the date hereof is United States Dollars Nine hundred one million nine hundred ninety nine thousand nine hundred ninety nine and ninety two cents (US$901,999,999.92) (as the Borrower and the Corporate Guarantors hereby jointly and severally acknowledge); and

(B)

pursuant to clauses 4.1.2 and 4.1.3 of the Principal Agreement it was agreed by the parties thereto that on the Amalgamation Date (upon which the Revolving Facility shall be terminated and the Term Advances and the Revolving Advances shall be amalgamated and shall comprise the Loan) upon the Agent’s request, the Borrower shall enter with the Creditors into an agreement supplemental to the Principal Agreement, wherein it shall be specified the exact amounts of the remaining twenty eight (28) Repayment Instalments and the Balloon Instalment. Additionally, the Borrower shall procure that each Owner (if required under the law applicable on the Mortgage registered on its Ship) shall enter into, execute and register any deed of amendment of such Mortgage to reflect the change of the repayment schedule of the Loan. The Borrower and the Corporate Guarantors have agreed so to do and the Principal Agreement shall be amended in the manner hereinafter set out.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

1.1	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Effective Date” means the date hereof; and

“Facility Agreement” means the Principal Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented.

1.3	In this Agreement:

(a) Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations;

(b) clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement;

(c) references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement; and

	(d)	all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.

2.	Representations and warranties

2.1

The Borrower and the Corporate Guarantors hereby jointly and severally represent and warrant to the Creditors as at the date hereof that the representations and warranties set forth in Clause 7.1 of the Principal Agreement (excluding the representation in clause 7.1.10) and the Security Documents (updated mutatis mutandis to the date of this Agreement) are true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

2.2	In addition to the above the Borrower and the Corporate Guarantors hereby jointly and severally represent and warrant to the Creditors as at the date of this Agreement that:

(a)

each of the corporate Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation and each of the Borrower and the Corporate Guarantors has full power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Principal Agreement, this Agreement and the Security Documents to which is or is to be a party and has complied with all statutory and other requirements relative to its business and does not have an established place of business in any part of the United Kingdom or the USA;

(b)

all necessary licences, consents and authorities, governmental or otherwise under this Agreement, the Principal Agreement and the Security Documents have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform its obligations hereunder;

	(c)	this Agreement constitutes the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

(d)

the execution and delivery of, and the performance of the provisions of this Agreement do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or its respective constitutional documents;

(e)

no litigation, arbitration or administrative proceeding relating to an amount exceeding in respect of (a) the Group cumulatively US$50,000,000 and (b) each Related Company US$3,000,000 is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party which could have a material (in the reasonable opinion of the Majority Lenders) adverse effect on the business, assets or financial condition of the Borrower or any of its Related its Related Companies or any other Security Party; and

	(f)	none of the Borrower and the Corporate Guarantors is in default under any agreement by which it is bound or in respect of any financial commitment, or obligation.

3.	Agreement of the Creditors

3.1

The Creditors relying upon each of the representations and warranties set out in Clause 2 hereby agree with the Borrower, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to consent on the matters referred to in Recital (B) hereof, subject to amendment of the Principal Agreement in the manner more particularly set out in Clause 5.1 hereof.

4.	Conditions

4.1

The agreement of the Creditors contained in Clause 3.1 shall be expressly subject to the condition that the Agent shall have received on or before the date hereof in form and substance satisfactory to the Agent and its legal advisers:

	(a)	a certificate of good standing or equivalent document issued by the competent authorities of the place of its incorporation in respect of each of the Borrower and the Corporate Guarantors;

(b)

a recent certificate of incumbency of each the Borrower and the Corporate Guarantors issued by the appropriate authority or, as appropriate, signed by the secretary or a director thereof, stating (inter alia) the officers and the directors of each of them;

(c)

certified and duly legalised copies of resolutions passed at a meeting of the Board of Directors of the Borrower evidencing approval of this Agreement and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Agent;

	(d)	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement;

	(e)	the original of any power(s) of attorney issued in favour of any person executing this Agreement on behalf of the Borrower; and

(f)

evidence that any fees and commissions payable from the Borrower to the Creditors pursuant to the terms of clause 5.1 of the Principal Agreement or any other provision of the Security Documents have been paid in full.

5.	Variations to the Principal Agreement

5.1	In consideration of the agreement of the Creditors contained in Clause 3.1, the Borrower and the Corporate Guarantors hereby jointly and severally agree with the

Creditors that (subject to the satisfaction of the conditions precedent contained in Clause 4) with effect from the Effective Date, the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows:

(a)	with effect from the Effective Date the definitions “Final Maturity Date” and “Repayment Date” in Clause 1.2 is hereby amended to read as follows:

“Final Maturity Date” in relation to the Loan means the 30th June, 2018;”;

“Repayment Dates” means, subject to clause 6.3, the 30th September, 2011 and each of the dates falling at three (3) monthly intervals after the 30th September, 2011 up to and including the 30th June, 2018;”;

(b)

pursuant to the provisions of Clause 4.1.2 of the Principal Agreement and with effect from the date hereof the outstanding amount of the Loan as at the date hereof shall be repaid as hereinafter set forth and Clause 4.1.1 to read as follows:

“4.1.1

Repayment of the Loan: The Borrower shall repay the outstanding principal amount of the Loan, being on the date hereof Dollars Nine hundred one million nine hundred ninety nine thousand nine hundred ninety nine and ninety two cents ($901,999,999,92) by:

(a)       twenty eight (28) consecutive quarterly Repayment Instalments, the first of which shall be payable on 30th September, 2011 and the last (the 28th) shall be payable on 30th June, 2018 (the “Final Maturity Date”). Subject to the provisions of this Agreement, the amount of each of the Repayment Instalments shall be in the amount of Dollars twenty two million four hundred seventy two thousand six hundred seven and ninety nine cents ($22,472,607.99); and

(b)       an additional instalment in the amount of $272,766,976.20 (Dollars Two hundred seventy two million seven hundred sixty six thousand nine hundred seventy six and 20 cents) (the “Balloon Instalment”) payable on the Final Maturity Date together with the last Repayment Instalment.

provided that (a) if the last Repayment Date would otherwise fall after the Final Maturity Date, the last Repayment Date shall be the Final Maturity Date, (b) there shall be no Repayment Dates after the Final Maturity Date and (c) on the Final Maturity Date the Borrower shall also pay to the Agent any and all other moneys then due and payable under this Agreement and the other Security Documents; and

provided further that if any of the Repayment Instalments shall become due on a day which is not a Banking Day, the due date therefor shall be extended to the next succeeding Banking Day unless such Banking Day falls in the next next calendar month in which event such due date shall be the immediately preceding Banking Day.”;

(b) with effect from the date hereof Clauses 4.1.2 and 4.1.3 are deleted;

(c)

with effect from the Effective Date all references in the Principal Agreement to “this Agreement”, “hereunder” and the like in the Principal Agreement and “the Agreement” in the Security Documents shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement; and

(d)

the definition “Security Documents” with effect as from the date hereof shall be deemed to include the Security Documents as amended and/or supplemented in pursuance to the terms hereof as well as any document or documents (including if the context requires the Facility Agreement) that may now or hereafter be executed as security for the repayment of the Outstanding Indebtedness payable to the Creditors under the Principal Agreement (as hereby amended) and the Security Documents (as therein defined) as well as for the performance by the Borrower and the other Security Parties of all obligations, covenants and agreements pursuant to the Principal Agreement, this Agreement and/or the Security Documents.

6.	Entire agreement and amendment

6.1

The Principal Agreement, the other Security Documents, and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the parties to be bound or burdened thereby.

6.2

This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

7.	Continuance of Principal Agreement and the Security Documents

7.1

Save for the alterations to the Principal Agreement made or deemed to be made pursuant to this Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement, the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrower and the other Security Parties shall continue and remain valid and enforceable.

8.	Continuance and reconfirmation of the Corporate Guarantees

8.1

Each of the Corporate Guarantors hereby respectively confirms that, notwithstanding the variation to the Principal Agreement contained, herein, the provisions of each Corporate Guarantee executed by such Corporate Guarantor shall remain in full force and effect as guarantee of the obligations of the Borrower under the Principal Agreement as amended hereby and in respect of all sums due to the Creditors under the Principal Agreement (as so amended) and the Security Documents.

9.	Fees and expenses

9.1

The Borrower agrees to pay to the Creditors upon demand on a full indemnity basis and from time to time all reasonable and documented costs, charges and expenses (including legal fees) incurred by the Creditors (or any of them) in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or the other Security Documents.

9.2

The Borrower and the Corporate Guarantors jointly and severally covenant and agree to pay and discharge all stamp duties, registration and recording fees and charges and any other charges whatsoever and wheresoever payable or due in respect of this Agreement and/or any document executed pursuant hereto.

10.	Miscellaneous

10.1

The provisions of Clause 15 (Assignment, Transfer and Lending Office) and 17.1 (Notices) and 17.2 (Notices through the Agent) of the Principal Agreement (as such Clause is hereby amended) shall apply to this Agreement as if the same were set out herein in full.

10.2	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

11.	Applicable law and jurisdiction

11.1

This letter shall be governed by and construed in accordance with English law and the provisions of Clause 18 (Governing Law and Jurisdiction) of the Principal Agreement as hereby amended shall extend and apply to this Agreement as if the same were (mutatis mutandis) set out herein in full.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.

Schedule 1
The Lenders and their Commitments (originally)

		Commitment (US$)

Name	Address and fax numbers	Term Loan Facility	Revolving Facility

Deutsche Schiffsbank Aktiengesellschaft	Lending Office Domshof 17, 28195 Bremen, Federal Republic of Germany Address for Notices Deutsche Schiffsbank Aktiengesellschaft Domshof 17, 28195 Bremen, Federal Republic of Germany Fax No.: +49 421 3609 293 email: Sandrina.Zurmuehlen@schiffsbank.com Attn: International Loans	210,000,000	90,000,000

UNICREDIT BANK AG (formerly BAYERISCHE HYPO-UND VEREINSBANK AKTIENGESELLSCHAFT)	Lending Office UniCredit Bank AG, Address for Notices UniCredit Bank AG, 7 Heraklitou Street, 106 73 Athens, Greece Fax No.: +30 210 3640063 e-mail: anastasia.kerpinioti@unicreditgroup.gr Attn: Mrs. Anastasia Kerpinioti	210,000,000	90,000,000

		Commitment (US$)

Name	Address and fax numbers	Term Loan Facility	Revolving Facility

Credit Suisse AG	Lending Office St. Alban-Graben 1, CH-4002 Basel, Switzerland Fax No. :41 61 266 79 39 e-mail:lydia.lampadaridou@credit-suisse.com Address for Notices St. Alban-Graben 1, CH-4002 Basel, Switzerland Fax No. : 41 61 266 79 39 e-mail:lydia.lampadaridou@credit-suisse.com Attn: Ms. Lydia Lampadaridou	140,000,000	60,000,000

HSH Nordbank AG	Lending Office Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany Address for Notices Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany Fax No.: +49 40/3333 34118 Attention: Mr. Jan Herzel e-mail:jan.herzel@hsh-nordbank.com	105,000,00	45,000,000

		Commitment (US$)

Name	Address and fax numbers	Term Loan Facility	Revolving Facility

BNP PARIBAS S.A. (as successor of FORTIS BANK S.A./N.V.)	Lending Office 94 Vas. Sofias Ave. & 1 Kerasountos Str. 115 28 Athens, Greece, Address for Notices 94 Vas. Sofias Ave. & 1 Kerasountos Str. 115 28 Athens, Greece, Fax No.: +30 210 7468318 e-mail: yiannis.karamanolis@bnpparibas.com Attn: Mr. Yiannis Karamanolis	35,000,000	15,000,000

	Total Commitment	700,000,000	300,000,000

EXECUTION PAGE

THE BORROWER

SIGNED by		)
Mr. Konstantinos Zacharatos		)
for and on behalf of		)
COSTAMARE INC.,		)
as Borrower		)	/s/ Konstantinos Zacharatos

in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

THE CREDITORS

SIGNED by		)
Mr. Charalambos V. Sioufas		)
for and on behalf of		)
Deutsche Schiffsbank Aktiengesellschaft,		)
as joint Arranger, Security Agent, Swap Bank,		)
Agent and Lender		)	/s/ Charalambos V. Sioufas

in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by		)
Mrs. Anastasia Kerpinioti and Mr. Pericles Lycoudis		)	/s/ Anastasia Kerpinioti

for and on behalf of		)	Attorney-in-fact
Unicredit Bank Ag		)
(formerly BAYERISCHE HYPO-UND		)
Vereinsbank Aktiengesellschaft),		)
as joint Arranger,		)
Account Bank, Swap Bank and Lender		)	/s/ Pericles Lycoudis

in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by		)
Mr. Charalambos V. Sioufas		)
for and on behalf of		)
Credit Suisse AG,		)
(formerly CREDIT SUISSE), as Lender		)	/s/ Charalambos V. Sioufas

in the presence of:		)	Authorised Officer

Witness:	/s/ Efstratios Kalantzis

Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by		)
Mr. Ioannis Karamanolis and		)
Georgios Pitaoulis		)	/s/ Y. Karamanolis

for and on behalf of		)	Authorised Officer
BNP PARIBAS S.A.,		)
(as successor of FORTIS BANK S.A./N.V.),		)
as Lender		)
in the presence of:		)
Attorney-in-fact		)	/s/ Georgios Pitaoulis

Authorised Officer
Witness:	/s/ Efstratios Kalantzis

Name: Efstratios Kalantzis
Address:13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by		)
Mr. Charalambos V. Sioufas		)
for and on behalf of		)
HSH NORDBANK AG,		)
as Lender and Swap Bank		)	/s/ Charalambos V. Sioufas

in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

THE CORPORATE GUARANTORS

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
ACHILLEAS MARITIME CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
ALEXIA TRANSPORT CORP.,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
ANGISTRI CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street 185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
CARAVOKYRA MARITIME CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
COSTACHILLE MARITIME CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
FANAKOS MARITIME CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
FASTSAILING MARITIME CO.,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street 185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
FLOW SHIPPING CO.,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
HONAKER SHIPPING COMPANY,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
KALAMATA SHIPPING CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Str. Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
MARINA MARITIME CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
MARVISTA MARITIME INC.,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
MERTEN SHIPPING CO.,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
MIKO SHIPPING CO.,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Str., Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
NAVARINO MARITIME CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
TAKOULIS MARITIME CORPORATION,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Konstantinos Zacharatos		)
for and on behalf of		)
WEST END SHIPPING CO. LTD.,		)	/s/ Konstantinos Zacharatos

of Liberia, in the presence of:		)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SCHEDULE 2

List of Corporate Guarantors

Achilleas Maritime Corporation

Angistri Corporation

Alexia Transport Corp.

Caravokyra Maritime Corporation

Costachille Maritime Corporation

Fanakos Maritime Corporation

Fastsailing Maritime Co.

Flow Shipping Co.

Honaker Shipping Company

Kalamata Shipping Corporation

Marina Maritime Corporation

Marvista Maritime Inc.

Merten Shipping Co.

Miko Shipping Co.

Navarino Maritime Corporation

Takoulis Maritime Corporation and

West End Shipping Co. Ltd.